Exhibit 10.5A

                         AMENDMENT TO STANLEY K. TANGER
                      JANUARY 1, 1998 EMPLOYMENT AGREEMENT


     THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into and made effective as of January 1, 2001 by and among Tanger Properties Limited Partnership a North Carolina limited partnership (the "Partnership"), Tanger Factory Outlet Centers, Inc. (the "Company"), a North Carolina corporation and Stanley K. Tanger (the "Executive").
                                    RECITALS:

A. The Executive is the Chief Executive Officer of the Partnership, an officer of the Company and Chairman of the Board of Directors of the Company under the terms of an Amended and Restated Employment Agreement dated as of January 1, 1998 between the Executive, the Partnership and the Company (the "Existing Employment Contract").

B. The Company, the Partnership and the Executive intend to modify and amend the Existing Employment Contract as provided herein.



     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree that the Existing Employment Contract shall be modified and amended as follows:

1. The definitions of "Funds from Operations" or "FFO" in Paragraph 1(h) and "Target FFO Per Share" or "Target" in Paragraph 1(k) are amended to read as follows:

     "(h) "Funds From Operations" or "FFO" with respect to a Contract Year shall mean the Company's consolidated Funds From Operations (calculated for these purposes as provided below) before the minority interest of the limited partners of the Partnership and after deduction of any Annual Bonus paid to the Executive pursuant to this Agreement or to Steven B. Tanger under similar provisions of his employment agreement for such Contract Year and deducted in the calculation of net income. Provided however, for purposes of this Agreement, funds from operations (i) for the Contract Year for which the Annual Bonus is being determined and (ii) for each Contract Year used to determine the "Target" for the Contract Year for which the Annual Bonus is being determined shall be calculated using the National Association of Real Estate Investment Trusts (NAREIT) definition of "funds from operations" in effect for the Contract Year for which the Annual Bonus is being calculated including the application of generally accepted accounting principles (GAAP) used in the preparation of the Company's financial statements for that Contract Year. For example, in the calculation of the Annual Bonus for the Contract Year ending December 31, 2001, FFO for 2001 shall be determined using the NAREIT definition of FFO for 2001 and, in the calculation of the "Target" FFO for 2001, the FFO for each of Contract Years 1995 through 2000 shall also be calculated using the NAREIT definition for 2001 (even though that 2001 NAREIT definition of FFO may differ from the FFO definition actually used by the Company for any of years 1995 through 2000)."

     "(k) The "Target FFO Per Share" or "Target" for any Contract Year shall be the average FFO Per Share for the previous five (5) Contract Years determined for each such Contract Year using the NAREIT definition of "funds from operations" in effect for the Contract Year for which the Annual Bonus is being determined as provided in paragraph 1(h) above; provided however the Target FFO Per Share shall not be less than $1.5520."

2. In first paragraph of Section 7(d), $100,000.00 shall be changed to $125,000.00 and the parenthetical phrase "(which shall not exceed 1.0)" shall be deleted.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Employment of Stanley K. Tanger effective as of January 1, 2001 in duplicate originals.

                                TANGER PROPERTIES LIMITED PARTNERSHIP,
                                a North Carolina Limited Partnership,(Company)

                                By: Tanger GP Trust, its sole General Partner

                                By: ___________________________________
                                    ROCHELLE G. SIMPSON, Vice President


                                    ________________________________ (SEAL)
                                    STANLEY K. TANGER, Executive